CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of Atossa Genetics Inc. (a development stage company) of our report dated March 22, 2012 relating to the consolidated financial statements as of and for the years ended December 31, 2011 and 2010 appearing in the Prospectus, which is part of this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ KCCW Accountancy Corp.

Diamond Bar, California

June 15, 2012